HENDERSON GLOBAL FUNDS
                             DISTRIBUTION AGREEMENT


         AGREEMENT made as of the 31st of March 2009 (the "Effective Date"), by and between Henderson Global Funds, a Delaware business trust, with its principal office and place of business at 737 North Michigan Avenue, Suite 1950, Chicago, IL 60611 (the "Trust"), and Foreside Fund Services, LLC, a Delaware limited liability company with its principal office and place of business at Three Canal Plaza, Portland, Maine 04101 ("Foreside").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company and may issue its shares of beneficial interest, no par value ("Shares") in separate series and classes;

         WHEREAS, Foreside is registered under the Securities Exchange Act of 1934, as amended ("1934 Act"), as a broker-dealer and is engaged in the business of selling shares of registered investment companies either directly to purchasers or through other financial intermediaries;

         WHEREAS, the Trust intends to offer shares in various series as listed in Appendix A hereto (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement being herein referred to as a "Fund," and collectively as the "Funds") and the Trust intends to offer shares of various classes of each Fund as listed in Appendix A hereto (each such class together with all other classes subsequently established by the Trust in a Fund being herein referred to as a "Class," and collectively as the "Classes");

         WHEREAS, the Trust desires that Foreside offer, as principal underwriter, the Shares of each Fund and Class thereof to the public and Foreside is willing to provide those services on the terms and conditions set forth in this Agreement in order to promote the growth of the Funds and facilitate the distribution of the Shares;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and Foreside hereby agree as follows:

         SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

         (a) The Trust hereby appoints Foreside, and Foreside hereby agrees, to act as distributor of the Shares for the period and on the terms set forth in this Agreement.

         (b) In connection therewith, the Trust has delivered to Foreside or will deliver to Foreside as they become available, copies of: (i) the Trust's Declaration of Trust and Bylaws (collectively, as amended from time to time, "Organic Documents"): (ii) the Trust's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended ("Securities Act"), or the 1940 Act ("Registration Statement"): (iii) the current prospectuses and statements of additional information of each Fund and Class thereof (collectively, as currently in effect and as amended or supplemented, the "Prospectus"): (iv) each current plan of distribution or similar document adopted by the Trust under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by the Trust ("Service Plan"); and (v) all procedures adopted by the Board of Trustees of the Trust (the "Board") with respect to the Funds (e.g., repurchase agreement procedures), and shall promptly furnish Foreside with all amendments of or supplements to the foregoing, as requested. The Trust shall deliver to Foreside: (x) a certified copy of the resolution of the Board appointing Foreside and authorizing the execution and delivery of this Agreement; (y) a copy of all proxy statements and related materials relating to the Funds; and (z) any other documents, materials or information that Foreside shall reasonably request to enable it to perform its duties pursuant to this Agreement.

         SECTION 2.  EXCLUSIVE NATURE OF DUTIES

         Foreside shall be the exclusive representative of the Trust to act as distributor of the Funds except that the rights given under this Agreement to Foreside shall not apply to: (i) Shares issued in connection with the merger, consolidation or reorganization of any other investment company or series or class thereof with a Fund or Class thereof; (ii) a Fund's acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company or series or class thereof; (iii) the reinvestment in Shares by a Fund's shareholders of dividends or other distributions; or (iv) any other offering by the Trust of securities to its shareholders (collectively "exempt transactions"). Such exclusive rights shall not apply to purchases made directly through the Fund's transfer agent and dividend disbursing agent in a manner set forth in the currently effective Prospectus of the Fund.

         SECTION 3.  OFFERING OF SHARES

         (a) Foreside shall have the right to buy from the Trust the Shares needed to fill unconditional orders for unsold Shares of the Funds as shall then be effectively registered under the Securities Act placed with Foreside by investors or selected dealers or selected agents (each as defined in Section 11 hereof) acting as agent for their customers or on their own behalf. Alternatively, Foreside may act as the Trust's agent, to offer, and to solicit offers to subscribe to, unsold Shares of the Funds as shall then be effectively registered under the Securities Act.

Foreside will promptly forward all orders and subscriptions to the Trust. The price that Foreside shall pay for Shares purchased from the Trust shall be the net asset value per Share, determined as set forth in Section 3(c) hereof, used in determining the public offering price on which the orders are based. Shares purchased by Foreside are to be resold by Foreside to investors at the public offering price, as set forth in Section 3(b) hereof, or to selected dealers or selected agents acting as agent for their customers that have entered into agreements with Foreside pursuant to Section 11 hereof or acting on their own behalf. The Trust reserves the right to sell Shares directly to investors through subscriptions received by the Trust, but no such direct sales shall affect the sales charges due to Foreside hereunder.

         (b) The public offering price of the Shares of a Fund, i.e., the price per Share at which Foreside or selected dealers or selected agents may sell Shares to the public or to those persons eligible to invest in Shares as described in the applicable Prospectus, shall be the public offering price determined in accordance with the then currently effective Prospectus of the Fund or Class thereof under the Securities Act relating to such Shares. The public offering price shall not exceed the net asset value at which Foreside, when acting as principal, is to purchase such Shares, plus, in the case of Shares for which an initial sales charge is assessed, an initial charge equal to a specified percentage or percentages of the public offering price of the Shares as set forth in the current Prospectus relating to the Shares. In the case of Shares for which an initial sales charge may be assessed, Shares may be sold to certain classes of persons at reduced sales charges or without any sales charge as from time to time set forth in the current Prospectus relating to the Shares. The Trust will advise Foreside of the net asset value per Share at each time as the net asset value per Share shall have been determined by the Trust and at such other times as Foreside may reasonably request.

         (c) The net asset value per Share of each Fund or Class thereof shall be determined by the Trust, or its designated agent, in accordance with and at the times indicated in the applicable Prospectus on each Fund business day in accordance with the method set forth in the Prospectus and guidelines established by the Trust's Board.

         (d) The Trust reserves the right to suspend the offering of Shares of a Fund or of any Class thereof at any time in the absolute discretion of the Board, and upon notice of such suspension Foreside shall cease to offer Shares of the Funds or Classes thereof specified in the notice.

         (e) The Trust, or any agent of the Trust designated in writing to Foreside by the Trust, shall be promptly advised by Foreside of all purchase orders for Shares received by Foreside and all subscriptions for Shares obtained by Foreside as agent shall be directed to the Trust for acceptance and shall not be binding until accepted by the Trust. Any order or subscription may be rejected by the Trust; provided, however, that the Trust will not arbitrarily or without reasonable cause refuse to accept or confirm orders or subscriptions for the purchase of Shares. The Trust or its designated agent will confirm orders and subscriptions upon their receipt, will make appropriate book entries and, upon receipt by the Trust or its designated agent of payment thereof, will issue such Shares. Foreside agrees to cause such payment and such instructions to be delivered promptly to the Trust or its designated agent.

         SECTION 4.  REPURCHASE OR REDEMPTION OF SHARES BY THE TRUST

         (a) Any of the outstanding Shares of a Fund or Class thereof may be tendered for redemption at any time, and the Trust agrees to redeem or repurchase the Shares so tendered in accordance with its obligations as set forth in the Organic Documents and the Prospectus relating to the Shares. The price to be paid to redeem or repurchase the Shares of a Fund of Class thereof shall be equal to the net asset value calculated in accordance with the provisions of Section 3(b) hereof less, in the case of Shares for which a deferred sales charge is assessed, a deferred sales charge equal to a specified percentage or percentages of the net asset value of those Shares as from time to time set forth in the Prospectus relating to those Shares and less, in the case of Shares for which a redemption fee is assessed, a redemption fee equal to the charges as from time to time set forth in the Prospectus relating to those Shares. Shares of a Fund or Class thereof for which a deferred sales charge or redemption fee may be assessed and that have been outstanding for a specified period of time may be redeemed without payment of a deferred sales charge or redemption fee as from time to time set forth in the Prospectus relating to those Shares.

         (b) The Trust or its designated agent shall pay (i) the total amount of the redemption price consisting of the redemption price (after applicable redemption or other fees) less any applicable deferred sales charge to the redeeming shareholder or its agent and (ii) except as may be otherwise required by the Rules of Fair Practice (the "Rules") of the National Association of Securities Dealers Regulation, Inc. (the "NASD") and any interpretations thereof, any applicable deferred sales charges to Foreside in accordance with Foreside's instructions on or before the fifth business day (or such other earlier business day as is customary in the investment company industry) subsequent to the Trust or its agent having received the notice of redemption in proper form.

         (c) Redemption of Shares or payment therefor may be suspended at times when the New York Stock Exchange is closed for any reason other than its customary weekend or holiday closings, when trading thereon is restricted, when an emergency exists as a result of which disposal by the Trust of securities owned by a Fund is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of a Fund's net assets, or during any other period when the SEC so requires or permits.

         SECTION 5.  DUTIES AND REPRESENTATIONS OF FORESIDE

         (a) Foreside shall use reasonable efforts to sell Shares of the Funds upon the terms and conditions contained herein and in the then current Prospectus. Foreside shall devote reasonable time and effort to effect sales of Shares but shall not be obligated to sell any specific number of Shares. The services of Foreside to the Trust hereunder are not to be deemed exclusive, and nothing herein contained shall prevent Foreside from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

         (b) In selling Shares of the Funds, Foreside shall use its best efforts in all material respects duly to conform with the requirements of all federal and state laws relating to the sale of the Shares None of Foreside, any selected dealer, any selected agent or any other person is authorized by the Trust to give any information or to make any representations other than as is contained in a Fund's Prospectus or any advertising materials or sales literature specifically approved in writing by the Trust or its agents.

         (c) Foreside shall adopt and follow procedures for the confirmation of sales to investors and selected dealers or selected agents, the collection of amounts payable by investors and selected dealers or selected agents on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD.

         (d) Foreside shall attempt to maintain active sub-distribution agreements, shareholder servicing agreements and other agreements related to the distribution or servicing of the Funds with broker-dealers and other financial intermediaries ("Dealers") who, prior to Foreside entering into the Distribution Agreement, acted in similar capacities for a Fund, and assist Adviser in obtaining additional agreements with broker-dealers and other financial intermediaries.

         (e) Foreside shall maintain membership with the National Securities Clearing Corporation ("NSCC") with respect to the Funds so as to enable the Shares to be traded through FundSERV and negotiate and execute appropriate agreements related thereto with NSCC.

         (f) Foreside shall pay to Dealers or direct the Funds' transfer agent to pay to Dealers front-end commissions (if not deducted from the offering price by a Dealer), other up-front payments with respect to the sale of Shares (for instance, payments with respect to the sale of Shares that have back-end commissions), distribution, service payments and other payments as may be properly disclosed in a Fund's prospectus (as defined in the Distribution Agreement) (collectively, "Dealer Distribution Payments").

         (g) Foreside shall track and maintain appropriate information with respect to payments made by each Fund under Rule 12b-1 under the 1940 Act and other payments as required to ensure compliance with the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD").

         (h) Foreside shall maintain appropriate records with respect to Dealer Distribution Payments, including records with respect to the financing of up-front payments to Dealers with respect to the sale of Shares that have back-end commissions and prepare pro-forma financial statements, expense and profit/loss projections and fee waiver/expense reimbursement projections related to Dealer Distribution Payments on a periodic basis.

         (i) Foreside represents and warrants to the Trust that:

         (i) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware;

         (ii) It is duly qualified to carry on its business in the State of Maine;

         (iii) It is empowered under applicable laws and by its Operating Agreement to enter into this Agreement and perform its duties under this Agreement;

         (iv) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

         (v) It has access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

         (vi) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of Foreside, enforceable against Foreside in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

         (vii) It is registered under the 1934 Act with the SEC as a broker-dealer, it is a member in good standing of the NASD, it will abide by the rules and regulations of the NASD, and it will notify the Trust if its membership in the NASD is terminated or suspended.

         (j) Notwithstanding anything in this Agreement, including the Appendices, to the contrary, Foreside makes no warranty or representation as to the number of selected dealers or selected agents with which it has entered into agreements in accordance with Section 11 hereof, as to the availability of any Shares to be sold through any selected dealer, selected agent or other intermediary or as to any other matter not specifically set forth herein.

         SECTION 6.  DUTIES AND REPRESENTATIONS OF THE TRUST

         (a) The Trust shall furnish to Foreside copies of all financial statements and other documents to be delivered to shareholders or investors at least two Fund business days prior to such delivery and shall furnish Foreside copies of all other financial statements, documents and other papers or information which Foreside may reasonably request for use in connection with the distribution of Shares. The Trust shall make available to Foreside the number of copies of the Funds' Prospectuses as Foreside shall reasonably request.

         (b) The Trust shall take, from time to time, subject to the approval of the Board and any required approval of the shareholders of the Trust, all action necessary to fix the number of authorized Shares (if such number is not limited) and to register the Shares under the Securities Act, to the end that there will be available for sale the number of Shares as reasonably may be expected to be sold pursuant to this Agreement.

         (c) The Trust (and not Foreside) shall execute any and all documents and use its best efforts to take all actions reasonably necessary to register or qualify Shares for sale under the securities laws of the various states of the United States and other jurisdictions ("States"). The Trust or its agents (and not Foreside) shall maintain, and pay all costs of obtaining and maintaining, these registrations and qualifications. Any registration or qualification may be withheld, terminated or withdrawn by the Trust at any time in its discretion. Foreside shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such registration or qualification. The Trust shall inform Foreside from time to time and as requested of the various States in which each class of Shares is registered and the amounts so registered.

         (d) The Trust represents and warrants to Foreside that:

         (i) It is a business trust duly organized and existing and in good standing under the laws of the State of Delaware;

         (ii) It is empowered under applicable laws and by its Organic Documents to enter into and perform this Agreement;

         (iii) All proceedings required by the Organic Documents have been taken to authorize it to enter into and perform its duties under this Agreement;

         (iv) It is an open-end management investment company registered with the SEC under the 1940 Act;

         (v) All Shares, when issued, shall be validly issued, fully paid and non-assessable;

         (vi) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

         (vii) The Registration statement will be effective and will remain effective with respect to all Shares of the Funds and Classes thereof being offered for sale;

         (viii) The Registration Statement and Prospectuses conform or will conform, as the case may be, in all material respects with the requirements of the Securities Act and the rules and regulations thereunder;

         (ix) Neither the Registration Statement nor any Prospectus, when they shall become effective or be authorized for use, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares;

         (x) It will from time to time file such amendment or amendments to the Registration Statement and Prospectuses as, in the light of then-current and then-prospective developments, shall, in the opinion of its counsel, be necessary in order to have the Registration Statement and Prospectuses at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Shares ("Required Amendments");

         (xi) It shall not file any amendment to the Registration Statement or Prospectuses without giving Foreside reasonable advance notice thereof, if practicable; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to the Registration Statement or Prospectuses, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional; and

         (xii) Any amendment to the Registration Statement or Prospectuses hereafter filed will, when it becomes effective, conform in all material respects with the 1940 Act and the rules and regulations thereunder; and no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares.

         SECTION 7.  STANDARD OF CARE

         (a) Foreside shall use its best judgment and reasonable efforts in rendering services to the Trust under this Agreement but shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by Foreside in writing. Foreside shall not be liable to the Trust or any of the Trust's shareholders for any error of judgment or mistake of law, for any loss arising out of any investment, or for any action or inaction of Foreside in the absence of bad faith, willful misfeasance or negligence in the performance of Foreside's duties or obligations under this Agreement or by reason or Foreside's reckless disregard of its duties and obligations under this Agreement

         (b) Foreside Indemnitees (as defined in Section 8) shall not be liable for any action taken or failure to act in good faith reliance upon:

         (i) the reasonable advice of the Trust or of counsel approved by the Trust, who may be counsel to the Trust or counsel to Foreside;

         (ii) any oral instruction which it receives and which it reasonably believes in good faith was transmitted by the person or persons authorized by the Board to give such oral instruction (Foreside shall have no duty or obligation to make any inquiry or effort of certification of such oral instruction);

         (iii) any written instruction or certified copy of any resolution of the Board, and Foreside may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by Foreside to have been validly executed; or

         (iv) any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by Foreside to be genuine and to have been signed or presented by the Trust or other proper party or parties;

and Foreside shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which Foreside reasonably believes in good faith to be genuine.

         (c) Foreside shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply. In addition, to the extent Foreside's obligations hereunder are to oversee or monitor the activities of third parties, Foreside shall not be liable for any failure or delay in the performance of Foreside's duties caused, directly or indirectly, by the failure or delay of such third parties in performing their respective duties or cooperating reasonably and in a timely manner with Foreside.

         SECTION 8.  INDEMNIFICATION

         (a) The Trust will indemnify, defend and hold Foreside, its employees, agents, directors and officers and any person who controls Foreside within the meaning of section 15 of the Securities Act or section 20 of the 1934 Act ("Foreside Indemnitees") free and harmless from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character (including the cost of investigating or defending such claims, demands, actions, suits or liabilities and any reasonable counsel fees incurred in connection therewith) which any Foreside Indemnitee may incur, under the Securities Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or the Prospectuses or arising out of or based upon any alleged omission to state a material fact required to be stated in any one thereof or necessary to make the statements in any one thereof not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Trust in connection with the preparation of the Registration Statement or exhibits to the Registration Statement by or on behalf of Foreside ("Foreside Claims").

         After receipt of Foreside's notice of termination under Section 13(e), the Trust shall indemnify and hold each Foreside Indemnitee free and harmless from and against any Foreside Claim; provided, that the term Foreside Claim for purposes of this sentence shall mean any Foreside Claim related to the matters for which Foreside has requested amendment to the Registration Statement and for which the Trust has not filed a Required Amendment, regardless of whether any statement in or omission from the Registration Statement was made in reliance upon, or in conformity with, information furnished to the Trust by or on behalf of Foreside.

         (b) The Trust may assume the defense of any suit brought to enforce any Foreside Claim and may retain counsel of good standing chosen by the Trust and approved by Foreside, which approval shall not be withheld unreasonably. The Trust shall advise Foreside that it will assume the defense of the suit and retain counsel within ten (10) days of receipt of the notice of the claim. If the Trust assumes the defense of any such suit and retains counsel, the defendants shall bear the fees and expenses of any additional counsel that they retain. If the Trust does not assume the defense of any such suit, or if Foreside does not approve of counsel chosen by the Trust or has been advised that it may have available defenses or claims that are not available to or conflict with those available to the Trust, the Trust will reimburse any Foreside Indemnitee named as defendant in such suit for the reasonable fees and expenses of any counsel that person retains. A Foreside Indemnitee shall not settle or confess any claim without the prior written consent of the Trust, which consent shall not be unreasonably withheld or delayed.

         (c) Foreside will indemnify, defend and hold the Trust and its several officers and Trustees and any person who controls the Trust within the meaning of Section 15 of the Securities Act (collectively, the "Trust Indemnitees"), free and harmless from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character (including the cost of investigating or defending such claims, demands, actions, suits or liabilities and any reasonable counsel fees incurred in connection therewith), but only to the extent that such claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses result from, arise out of or are based upon:

         (i) any alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or any alleged omission of a material fact required to be stated or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in writing in connection with the preparation of the Registration Statement or Prospectus by or on behalf of Foreside; or

         (ii) any act of, or omission by, Foreside or its sales representatives that does not conform to the standard of care set forth in Section 7 of this Agreement ("Trust Claims").

         (d) Foreside may assume the defense of any suit brought to enforce any Trust Claim and may retain counsel of good standing chosen by Foreside and approved by the Trust, which approval shall not be withheld unreasonably. Foreside shall advise the Trust that it will assume the defense of the suit and retain counsel within ten (10) days of receipt of the notice of the claim. If Foreside assumes the defense of any such suit and retains counsel, the defendants shall bear the fees and expenses of any additional counsel that they retain. If Foreside does not assume the defense of any such suit, or if Trust does not approve of counsel chosen by Foreside or has been advised that it may have available defenses or claims that are not available to or conflict with those available to Foreside, Foreside will reimburse any Trust Indemnitee named as defendant in such suit for the reasonable fees and expenses of any counsel that person retains. A Trust Indemnitee shall not settle or confess any claim without the prior written consent of Foreside, which consent shall not be unreasonably withheld or delayed.

         (e) The Trust's and Foreside's obligations to provide indemnification under this Section is conditioned upon the Trust or Foreside receiving notice of any action brought against a Foreside Indemnitee or Trust Indemnitee, respectively, by the person against whom such action is brought within twenty
(20) days after the summons or other first legal process is served. Such notice shall refer to the person or persons against whom the action is brought. The failure to provide such notice shall not relieve the party entitled to such notice of any liability that it may have to any Foreside Indemnitee or Trust Indemnitee except to the extent that the ability of the party entitled to such notice to defend such action has been materially adversely affected by the failure to provide notice.

         (f) The provisions of this Section and the parties' representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Foreside Indemnitee or Trust Indemnitee and shall survive the sale and redemption of any Shares made pursuant to subscriptions obtained by Foreside. The indemnification provisions of this Section will inure exclusively to the benefit of each person that may be a Foreside Indemnitee or Trust Indemnitee at any time and their respective successors and assigns (it being intended that such persons be deemed to be third party beneficiaries under this Agreement).

         (g) Each party agrees promptly to notify the other party of the commencement of any litigation or proceeding of which it becomes aware arising out of or in any way connected with the issuance or sale of Shares.

         (h) Nothing contained herein shall require the Trust to take any action contrary to any provision of its Organic Documents or any applicable statute or regulation or shall require Foreside to take any action contrary to any provision of its Organic Documents or any applicable statute or regulation; provided, however, that neither the Trust nor Foreside may amend their Organic Documents in any manner that would result in a violation of a representation or warranty made in this Agreement.

         (i) Nothing contained in this section shall be construed to protect Foreside against any liability to the Trust or its security holders to which Foreside would otherwise be subject by reason of its failure to satisfy the standard of care set forth in Section 7 of this Agreement.

         SECTION 9.  NOTIFICATION BY THE TRUST

         The Trust shall advise Foreside immediately: (i) of any request by the SEC for amendments to the Trust's Registration Statement or Prospectus or for additional information; (ii) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Trust's Registration Statement or any Prospectus or the initiation of any proceedings for that purpose; (iii) of the happening of any material event which makes untrue any statement made in the Trust's then current Registration Statement or Prospectus or which requires the making of a change in either thereof in order to make the statements therein not misleading; and (iv) of all action of the SEC with respect to any amendments to the Trust's Registration Statement or

Prospectus which may from time to time be filed with the Commission under the 1940 Act or the Securities Act.

         SECTION 10.  COMPENSATION AND EXPENSES

         (a) In consideration of Foreside's services in connection with the distribution of Shares of each Fund and Class thereof, Foreside shall receive:
(i) any applicable sales charge assessed upon investors in connection with the purchase of Shares; (ii) from the Trust, any applicable contingent deferred sales charge ("CDSC") assessed upon investors in connection with the redemption of Shares; (iii) from the Trust, the distribution and / or service fees with respect to the Shares of those Classes as designated in Appendix A for which a Plan is effective (the "Distribution Fee"); and (iv) from the Trust, the shareholder service fees with respect to the Shares of those Classes as designated in Appendix A for which a Service Plan is effective (the "Shareholder Service Fee"). The Distribution Fee and Shareholder Service Fee shall be accrued daily by each applicable Fund or Class thereof and shall be paid monthly as promptly as possible after the last day of each calendar month but in any event on or before the fifth (5th) Fund business day after month-end, at the rate or in the amounts set forth in Appendix A and, as applicable, the Plan(s).

         (b) In order for Foreside to perform its duties hereunder, the Trust shall cause its transfer agent (the "Transfer Agent") (i) to withhold from redemption proceeds payable to holders of Shares of the Funds and the Classes thereof, all CDSCs properly payable by the shareholders in accordance with the terms of the applicable Prospectus and pay such amounts to Foreside as promptly as practicable, (ii) to pay to Foreside all initial sales charges (net of dealer reallowances) and, (iii) to report to Foreside any information that may be necessary for Foreside to perform its duties under this Agreement.

         (c) Except as specified in Sections 8 and 10(a), Foreside shall be entitled to no compensation or reimbursement of expenses for the services provided by Foreside pursuant to this Agreement. Foreside may receive compensation from Henderson Global Investors (North America) Inc. ("Adviser") related to its services hereunder or for additional services all as may be agreed to between the Adviser and Foreside.

         (d) The Trust shall be responsible and assumes the obligation for payment of all the expenses of the Funds, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of the Registration Statement and Prospectuses (including but not limited to the expense of setting in type the Registration Statement and Prospectuses and printing sufficient quantities for internal compliance, regulatory purposes and for distribution to current shareholders).

         (e) The Trust shall bear the cost and expenses: (i) of the registration of the Shares for sale under the Securities Act; (ii) of the registration or qualification of the Shares for sale under the securities laws of the various States; (iii) if necessary or advisable in connection therewith, of qualifying the Trust, the Funds or the Classes thereof (but not Foreside) as an issuer or as a broker or dealer, in such States as shall be selected by the Trust and Foreside pursuant to Section

6(c) hereof; and (iv) payable to each State for continuing registration or qualification therein until the Trust decides to discontinue registration or qualification pursuant to Section 6(c) hereof. Foreside shall pay all expenses relating to Foreside's broker-dealer qualification.

         SECTION 11.  SELECTED DEALER AND SELECTED AGENT AGREEMENTS

         Foreside shall have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") and selected agent agreements with depository institutions and other financial intermediaries of its choice ("selected agents") for the sale of Shares and to fix therein the portion of the sales charge, if any, that may be allocated to the selected dealers or selected agents; provided, that the Trust shall approve the forms of agreements with selected dealers or selected agents and shall review the compensation set forth therein. Shares of each Fund or Class thereof shall be resold by selected dealers or selected agents only at the public offering price(s) set forth in the Prospectus relating to the Shares. Within the United States, Foreside shall offer and sell Shares of the Funds only to such selected dealers as are members in good standing of the NASD.

         SECTION 12.  CONFIDENTIALITY

         Foreside agrees to treat all records and other information related to the Trust as proprietary information of the Trust and, on behalf of itself and its employees, to keep confidential all such information, except that Foreside may:

         (a) prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

         (b) upon notice to the Trust, but not if the Trust objects, provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

         (c) release such other information as approved by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Foreside is advised by counsel that it may be exposed to civil or criminal contempt proceedings for failure to release the information (provided, however, that Foreside shall seek the approval of the Trust as promptly as possible so as to enable the Trust to pursue such legal or other action as it may desire to prevent the release of such information) or when so requested by the Trust.

         Both parties acknowledge that they are required by Regulation S-P (17 CFR 248.1-248.30) to keep nonpublic personal information about their customers ("Shareholder Information") confidential. Both parties further acknowledge that all information that they receive pursuant to this Agreement with respect to shareholders of the Trust and their transactions is deemed nonpublic personal information for the purposes of Regulation S-P.

         Notwithstanding that fund shareholders may be deemed "customers" of Foreside under Regulation S-P, Foreside expressly acknowledges and agrees that the identity of and all information and records relating to shareholders of the Trust is the sole property of the Trust. Foreside agrees that it shall not use or disclose Shareholder Information other than to carry out the purposes of providing services under this Agreement. Foreside may, upon the consent of the Trust (which consent shall not be unreasonably withheld), include its privacy notice in the fulfillment kits or other scheduled mailings of the Trust.

         Foreside may disclose Shareholder Information to its affiliates as long as such affiliates shall be restricted in use and disclosure of the Customer Information to the same extent as Foreside. The Trust may use Shareholder Information in any manner permitted under its then current privacy policy.

         Both parties shall establish data security policies and procedures that are reasonably designed to ensure the security and confidentiality of Customer Information, protect against anticipated threats or hazards to the security and integrity of Customer Information and protect against unauthorized access to or use of Customer Information that could result in substantial harm or inconvenience to a customer of either party. For purposes of this paragraph, the term "affiliate" shall have the meaning set forth in Section 248.3(a) of the Regulation S-P. The restrictions set forth in this paragraph shall apply during the term of and after the termination of this Agreement. To the extent any provisions of this paragraph conflict with other terms of this Agreement, this paragraph shall control.

         SECTION 13.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement shall become effective with respect to each Fund on the later of (i) the Effective Date or (ii) the date on which the Trust's Registration Statement relating to Shares of the Fund becomes effective. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Funds.

         (b) This Agreement shall continue in effect with respect to a Fund until August 31, 2009 and thereafter shall continue in effect with respect to a Fund until terminated; provided, that continuance is specifically approved at least annually (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund and (ii) by a vote of a majority of Trustees of the Trust (x) who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Trust) and (y) with respect to each class of a Fund for which there is an effective Plan, who do not have any direct or indirect financial interest in any such Plan applicable to the class or in any agreements related to the Plan, cast in person at a meeting called for the purpose of voting on such approval.

         (c) This Agreement may be terminated at any time with respect to a Fund, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund or, with respect to each class of a Fund for which there is an effective Plan, a majority of Trustees of the Trust who do not have any direct or indirect financial interest in any such Plan or in any agreements related to the Plan, on sixty (60) days' written notice to Foreside or (ii) by Foreside on sixty (60) days' written notice to the Trust.

         (d) This Agreement shall automatically terminate upon its assignment and upon the termination of Foreside's membership in the NASD.

         (e) If the Trust shall not file a Required Amendment within fifteen days following receipt of a written request from Foreside to do so, Foreside may, at its option, terminate this Agreement immediately.

         (f) The obligations of Sections 5(d), 6(d), 8, 9 and 10 shall survive any termination of this Agreement.

         SECTION 14.  ACTIVITIES OF FORESIDE

         Except to the extent necessary to perform Foreside's obligations hereunder, nothing herein shall be deemed to limit or restrict Foreside's right, or the right of any of Foreside's employees, agents, officers or directors who may also be a trustee, officer or employee of the Trust, or affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         SECTION 15.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and Foreside agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which Foreside's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Funds.

         SECTION 16.  MISCELLANEOUS

         (a) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

         (b) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

         (c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

         (d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

         (e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by both Foreside and Trust and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

         (g) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (h) Notices, requests, instructions and communications received by the parties at their respective principal addresses, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (i) Nothing contained in this Agreement is intended to or shall require Foreside, in any capacity hereunder, to perform any functions or duties on any day other than a Fund business day. Functions or duties normally scheduled to be performed on any day which is not a Fund business day shall be performed on, and as of, the next Fund business day, unless otherwise required by law.

         (j) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

         (k) No affiliated person, employee, agent, officer or director of Foreside shall be liable at law or in equity for Foreside's obligations under this Agreement.

         (l) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         (m) The terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the 1940 Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                                     HENDERSON GLOBAL FUNDS


                                                     By:   /s/ Sean Dranfield
                                                           ---------------------
                                                           Sean Dranfield
                                                           President


                                                     FORESIDE FUND SERVICES, LLC


                                                     By:   /s/ Richard J. Berthy
                                                           ---------------------
                                                           Richard J. Berthy
                                                           Vice President

                             HENDERSON GLOBAL FUNDS
                             DISTRIBUTION AGREEMENT

                                   APPENDIX A
                              AS OF MARCH 31, 2009

------------------------------------- ---------------------- ---------------------------- ----------------------------
                                                              DISTRIBUTION FEES PAYABLE    SHAREHOLDER SERVICE FEES
FUNDS OF THE TRUST                    CLASSES OF THE TRUST          TO FORESIDE*             PAYABLE TO FORESIDE*
------------------------------------- ---------------------- ---------------------------- ----------------------------
Henderson European Focus Fund                   A                       0.25%                        NONE
                                                B                       0.75%                        0.25%
                                                C                       0.75%                        0.25%
------------------------------------- ---------------------- ---------------------------- ----------------------------
Henderson Global Technology Fund                A                       0.25%                        NONE
                                                B                       0.75%                        0.25%
                                                C                       0.75%                        0.25%
------------------------------------- ---------------------- ---------------------------- ----------------------------
Henderson International                         A                       0.25%                        NONE
Opportunities Fund                              B                       0.75%                        0.25%
                                                C                       0.75%                        0.25%
                                                R                       0.50%                        NONE
------------------------------------- ---------------------- ---------------------------- ----------------------------
Henderson Worldwide Income Fund                 A                       0.25%                        NONE
                                                B                       0.75%                        0.25%
                                                C                       0.75%                        0.25%
------------------------------------- ---------------------- ---------------------------- ----------------------------
Henderson US Focus Fund                         A                       0.25%                        NONE
                                                B                       0.75%                        0.25%
                                                C                       0.75%                        0.25%
------------------------------------- ---------------------- ---------------------------- ----------------------------
Henderson Japan-Asia Focus Fund                 A                       0.25%                        NONE
                                                C                       0.75%                        0.25%
------------------------------------- ---------------------- ---------------------------- ----------------------------
Henderson Global Equity Income Fund             A                       0.25%                        NONE
                                                C                       0.75%                        0.25%
------------------------------------- ---------------------- ---------------------------- ----------------------------
Henderson Global Opportunities Fund             A                       0.25%                        NONE
                                                C                       0.75%                        0.25%
------------------------------------- ---------------------- ---------------------------- ----------------------------
Henderson International Equity Fund             I                       _____                        _____
------------------------------------- ---------------------- ---------------------------- ----------------------------
Henderson Global Real Estate                    I                       _____                        _____
Equities Fund
------------------------------------- ---------------------- ---------------------------- ----------------------------
Henderson Industries of the Future              A                       0.25%                        NONE
Fund                                            C                       0.75%                        0.25%
------------------------------------- ---------------------- ---------------------------- ----------------------------

* Fee as a % of the annual average daily net assets of the Fund


                                     - A1 -